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                                                                EXHIBIT 10.3(16)

                                   EXHIBIT A

                             A. H. BELO CORPORATION

                        1995 EXECUTIVE COMPENSATION PLAN

     A. H. Belo Corporation, a Delaware corporation (the "Company"), hereby establishes the A. H. Belo Corporation 1995 Executive Compensation Plan (the "Plan"), effective as of January 1, 1995, subject to shareholder approval.

     1. Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of the Company's business, in order to serve the best interests of the Company and its shareholders.

     2. Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

          (a) "Appreciation Right" means a right granted pursuant to Paragraph
     7.

          (b) "Award" means an Executive Compensation Plan Bonus, an Appreciation Right, a Stock Option, a Performance Unit or a grant or sale of Restricted Stock.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Change in Control" means the first to occur of the events described in (i) through (iv) below, unless the Board has adopted a resolution prior to or promptly following the occurrence of any such event stipulating, conditionally, temporarily or otherwise, that any such event will not result in a change in control of the Company:

             (i) the commencement of, or first public announcement of the intention of any person or group (within the meaning of Section 3(b) of and Rule 13d-5(b) promulgated under the Securities Exchange Act of 1934, as amended, respectively) to commence, a tender offer or exchange offer (other than an offer by the Company or any Subsidiary) for all, or any part of, the Common Stock;

             (ii) the public announcement by the Company or by any group (as defined in clause (i) above), entity or person (other than the Company, any Subsidiary, or any savings, pension or other benefit plan for the benefit of employees of the Company or any Subsidiary) which, through a transaction or series of transactions has acquired, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 30% of the total number of shares of Common Stock that such group, entity or person has become such a beneficial owner;

             (iii) the approval by the Company's shareholders (or, if such approval is not required, the consummation) of a merger in which the Company does not survive as an independent publicly owned corporation, a consolidation, or a sale, exchange, or other disposition of all or substantially all the Company's assets; or

             (iv) a change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          (e) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

          (f) "Committee" means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Paragraph 15, the Board.

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          (g) "Common Stock" means the Series A Common Stock, par value $1.67 per share, and the Series B Common Stock, par value $1.67 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 12. Shares of Common Stock issued or transferred pursuant to the Plan will be shares of Series A Common Stock or Series B Common Stock, as determined by the Committee in its discretion. Notwithstanding the foregoing, the Committee will not authorize the issuance or transfer of Series B Common Stock if the Committee determines that such issuance or transfer would cause the Series A Common Stock to be excluded from trading in the principal market in which the Common Stock is then traded.

          (h) "Date of Grant" means (i) with respect to Participants, the date specified by the Committee on which a grant of Stock Options, Appreciation Rights or Performance Units or a grant or sale of Restricted Stock will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto) and (ii) with respect to Directors, the date of the applicable annual meeting of shareholders of the Company as specified in Paragraph 6.

          (i) "Director" means a member of the Board who is not a regular full-time employee of the Company or any Subsidiary.

          (j) "Executive Compensation Plan Bonus" means the right to receive an annual incentive compensation payment made pursuant to and subject to the conditions set forth in Paragraph 10.

          (k) "Grant Price" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with a Stock Option is granted.

          (l) "Management Objectives" means the objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award granted to a Participant under the Plan. Management Objectives may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant's efforts have the most influence. The Management Objectives established by the Committee for any Performance Period under the Plan will consist of one or more of the following:

             (i) earnings per share and/or growth in earnings per share in relation to target objectives;

             (ii) cash flow and/or growth in cash flow in relation to target objectives;

             (iii) net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary items;

             (iv) total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock) in relation to target objectives;

             (v) return on invested capital in relation to target objectives;

             (vi) return on shareholder equity in relation to target objectives; and

             (vii) return on assets in relation to target objectives.

     Management Objectives may be established in absolute terms or relative to the performance of a specified group of other companies. The Committee may adjust Management Objectives and any minimum acceptable level of achievement with respect to any Management Objectives if, in the sole judgment of the Committee, events or transactions have occurred after the establishment of the Management Objectives (including without limitation any change in accounting standards by the Financial Accounting Standards Board) which are unrelated to performance and result in a distortion of the Management Objectives or such minimum acceptable level of achievement.

          (m) "Market Value per Share" means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

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          (n) "Option Price" means the purchase price per share payable on exercise of a Stock Option.

          (o) "Participant" means a person who is selected by the Committee to receive benefits under the Plan and who is at that time an executive officer or other key employee of the Company or any Subsidiary. Except for Stock Options granted to Directors pursuant to Paragraph 6, a Director will not receive benefits under the Plan.

          (p) "Performance Period" means, with respect to an Award, a period of time established by the Committee within which the Management Objectives relating to such Award are to be measured. The Performance Period for an Executive Compensation Plan Bonus will be a period of 12 months. The Performance Period for all other Awards will be a period of not less than three years.

          (q) "Performance Unit" means a unit equivalent to $100 (or such other value as the Committee determines) granted pursuant to Paragraph 9.

          (r) "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 8 as to which neither the ownership restrictions nor the restrictions on transfer referred to therein has expired.

          (s) "Rule 16b-3" means Rule 16b-3 under the Section 16 of the Securities Exchange Act of 1934, as amended, as such Rule is in effect from time to time.

          (t) "Spread" means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the related Stock Option or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

          (u) "Stock Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 5 or Paragraph 6.

          (v) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, partnership, joint venture or other entity.

     3. Shares Available Under Plan. Subject to adjustment as provided in Paragraph 12, the shares of Common Stock which may be issued or transferred and covered by outstanding Awards granted under the Plan will not exceed in the aggregate 2,000,000 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights that are paid in shares of Common Stock, there will be deemed to have been delivered under the Plan for purposes of this Paragraph 3 only the number of shares of Common Stock paid to the Participant, and the balance (if any) of the shares of Common Stock covered by the Appreciation Rights or the related Stock Options will remain available for issuance under the Plan. Upon exercise of any Appreciation Rights that are paid in cash, the total number of shares of Common Stock covered by the Appreciation Rights or the related Stock Options will remain available for issuance under the Plan. Subject to the provisions of the preceding sentences, any shares of Common Stock which are subject to Stock Options or Appreciation Rights or are granted or sold as Restricted Stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under the Plan.

     4. Limitations on Awards. Subject to adjustment as provided in Paragraph 12, awards under the Plan will be subject to the following limitations:

          (a) Of the aggregate 2,000,000 shares reserved for issuance under the Plan, no more than 600,000 shares of Common Stock will be issued or transferred as Restricted Stock.

          (b) No more than 2,000,000 shares of Common Stock reserved for issuance under the Plan will be issued under Stock Options.

          (c) The maximum aggregate number of shares of Common Stock that may be subject to Stock Options, Appreciation Rights and Restricted Stock granted to a Participant during any calendar year will

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     not exceed 100,000 shares. The foregoing limitation will apply to the grant of Appreciation Rights whether the Spread on exercise is paid in cash or in shares of Common Stock.

          (d) The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $3,000,000.

          (e) The payment of an Executive Compensation Plan Bonus to any Participant will not exceed 100% of the Participant's regular base salary as of the first day of the Performance Period for which the Executive Compensation Plan Bonus is granted, or if less, $1,000,000.

     5. Stock Options for Participants. The Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify that the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares to which such exercise relates.

          (d) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or the Management Objectives to be achieved before the Stock Options or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.

          (f) Stock Options granted under this Paragraph 5 may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

          (g) No Stock Option will be exercisable more than ten years from the Date of Grant.

          (h) Each grant of Stock Options will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

     6. Stock Options for Directors. Each individual who first becomes a Director on or after the date of the 1995 annual meeting of shareholders of the Company will be granted an option to purchase 10,000 shares of Common Stock on the date of election to the Board. Each Director will also be granted an additional option to purchase 2,500 shares of Common Stock on the date of each annual meeting of shareholders following the annual meeting of the individual's initial election to the Board, provided that such individual continues to be a Director at the close of business of each such annual meeting. If a Director is granted an option to purchase shares of Common Stock under the Company's 1986 Long Term Incentive Plan upon initial election to the Board or on the date of an annual meeting of shareholders, the option to be granted pursuant to this

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Paragraph 6 for the same event will be reduced by the number of shares of Common
Stock covered by the option granted pursuant to the 1986 Long Term Incentive Compensation Plan. For purposes of this Paragraph 6, the date of an annual meeting of shareholders of the Company is the date on which the meeting is convened or, if later, the date of the last adjournment thereof. Each Stock Option granted to a Director will contain the following terms and conditions:

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify the Option Price, which will be 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify that the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Director for at least six months having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Director having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares to which such exercise relates.

          (d) Each grant will specify that the Stock Option may not be exercised until the first anniversary of the Date of Grant and will be fully exercisable thereafter, without regard to whether the Director continues to be a member of the Board on such first anniversary, until the Stock Option expires by its terms.

          (e) Each grant of Stock Options will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to the Director and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

     7. Appreciation Rights. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Paragraph 7. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant to receive from the Company upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the limitations, contained in the following provisions:

          (a) Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.

          (b) Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the percentage of the Spread to be paid to the Participant or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          (d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

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          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or Management Objectives to be achieved before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Option is also exercisable. Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.

          (f) Each grant of an Appreciation Right will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to and accepted by the Participant receiving the grant, which agreement will describe such Appreciation Right, identify any Stock Option granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of the Plan and contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

     8. Restricted Stock. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

          (b) Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse.

          (c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (d) Each such grant or sale will provide that the shares of Restricted Stock covered by such grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder, and any grant or sale may provide for the earlier termination of any such restrictions in the event of a Change in Control or other similar transaction or event.

          (e) Each such grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee).

          (f) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to and accepted by the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

     9. Performance Units. The Committee may also from time to time authorize grants to any Participant of Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Performance Units to which it pertains.

          (b) Each grant will specify the Management Objectives that are to be achieved.

          (c) Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in
     (i) cash, (ii) shares of Common Stock having an

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     aggregate Market Value per Share equal to the aggregate value of the
     Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          (d) Each grant of a Performance Unit will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to and accepted by the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve, including provisions relating to a Change in Control or other similar transaction or event.

     10. Executive Compensation Plan Bonuses. The Committee may from time to time authorize payment of annual incentive compensation in the form of an Executive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified Management Objectives. Executive Compensation Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) The Committee will specify the Management Objectives that are to be achieved by the Participant in order for the Participant to receive payment of the Executive Compensation Plan Bonus.

          (b) The Committee will specify the time and manner of payment of an Executive Compensation Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Executive Compensation Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          (c) As soon as practicable after the beginning of a Performance Period, the Committee will notify each Participant of the terms of the Executive Compensation Plan Bonus program for that Performance Period, which notification will state that such Executive Compensation Plan Bonus is subject to all the terms and conditions of the Plan, and contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

     11. Transferability. Except as otherwise provided in the agreement evidencing a Participant's Award, (i) no Stock Option, Appreciation Right, Performance Unit that has not become payable or Executive Compensation Plan Bonus that has not become payable will be transferable by the Participant other than by will or the laws of descent and distribution and (ii) no Stock Option or Appreciation Right granted to the Participant will be exercisable during the Participant's lifetime by any person other than the Participant, the Participant's guardian or legal representative. Stock Options granted to Directors under Paragraph 6 will not be transferable other than by will or the laws of descent and distribution.

     12. Adjustments. The Committee may make or provide for such adjustments in the maximum number of shares specified in Paragraphs 3 and 4, in the numbers of shares of Common Stock covered by outstanding Stock Options and Appreciation Rights granted hereunder, in the Option Price or Grant Price applicable to any such Stock Options and Appreciation Rights, and/or in the kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

     13. Fractional Shares. The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

     14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under

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the Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Committee, a Participant may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the Participant in payment of the Participant's Award.

     15. Administration of the Plan.

     (a) Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan (other than the provisions of Paragraph 6) will be administered by the Committee, which at all times will consist of nonemployee directors appointed by the Board, each of whom will be a "disinterested person" within the meaning of Rule 16b-3. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

     (b) Except as set forth in Paragraphs 15(c) and (d), the Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

     (c) If a Participant's employment terminates before the end of a Performance Period or before a Stock Option or Appreciation Right is fully exercisable, and the Participant's termination of employment is by reason of death, disability or retirement at or after age 65, each Stock Option or Appreciation Right held by the Participant will be fully exercisable by the Participant or his personal representative for a period of one year following such termination of employment, or if earlier, until the Stock Option or Appreciation Right expires by its terms, and any shares of Restricted Stock previously issued to the Participant as to which ownership or transfer restrictions have not lapsed will be delivered to the Participant or his personal representative free of such restrictions. If a Participant's employment terminates before the end of a Performance Period or before a Stock Option or Appreciation Right is fully exercisable for any reason other than death, disability or retirement at or after age 65, the Committee will have the sole discretion to determine, under the circumstances, the extent to which a Stock Option or Appreciation Right held by the Participant may be exercised following such termination of employment and the extent to which any Restricted Stock as to which ownership or transfer restrictions that relate solely to the Participant's continued employment (but not to the attainment of one or more Management Objectives) have not lapsed will be delivered to the Participant free of such restrictions.

     (d) Notwithstanding the foregoing provisions, the Board has the full authority and discretion to administer the provisions of Paragraph 6 and to take any action that is necessary or advisable in connection with the administration of the provisions of Paragraph 6, including without limitation the authority and discretion to interpret and construe any provision of Paragraph 6 or of any agreement, notification or document evidencing the grant of a Stock Option pursuant to Paragraph 6, provided any such action taken by the Board will not cause the provisions of Paragraph 6 to fail to satisfy the requirements of Rule 16b-3 or to cause the Committee members to cease to be disinterested administrators for purposes of Rule 16b-3. The interpretation and construction by the Board of any such provision and any determination by the Board pursuant to any provision of Paragraph 6 or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

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

     16. Amendments, Etc.

     (a) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the shareholders of the Company if such amendment would result in the Plan no longer satisfying the requirements of Rule 16b-3. Notwithstanding the foregoing, the provisions of Paragraph 6 that designate Directors eligible to receive Stock Options and specify the amount, Option Price and timing of Stock Option awards may be amended only by the Board and may be amended not more than once every six months except to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

     (b) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

     (c) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provisions will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provisions of the Plan.

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